SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   IMP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|_| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11:*

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4) Proposed maximum aggregate value of transaction:

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|_| Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

-----------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                                    IMP, INC.
                             2830 North First Street
                           San Jose, California 95134

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 19, 1998


TO THE STOCKHOLDERS OF IMP, INC.:

     The Annual Meeting of Stockholders of IMP, Inc. (the "Company") will be held at the executive offices of IMP, Inc., 2830 North First Street, San Jose, California on Wednesday, August 19, 1998, at 1:30 p.m. (the "Annual Meeting") for the following purposes:

          1. To elect the Board of Directors to serve until the next Annual Meeting and until their successors are elected and qualified;

          2. To approve an amendment to the Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock reserved for issuance by an additional 500,000 shares;

          3. To ratify the appointment of Price Waterhouse as the Company's independent auditors for the fiscal year ending March 28, 1999; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Any stockholders of record at the close of business on June 25, 1998 will be entitled to vote at the Annual Meeting and at any adjournment thereof. The transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company. If you do not plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy in the envelope provided. If you attend the Annual Meeting and vote by ballot your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /S/GEORGE RASSAM
San Jose, California                      George Rassam
July 17, 1998                             Secretary and Chief Financial Officer

                                    IMP, INC.
                             2830 North First Street
                           San Jose, California 95134


                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 19, 1998


                                     GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of IMP, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held on August 19, 1998 (the "Annual Meeting"). The Annual Meeting will be held at 1:30 p.m. at the executive offices of IMP, Inc., 2830 North First Street, San Jose, California 95134. Stockholders of record on June 25, 1998 will be entitled to notice of and to vote at the Annual Meeting.

     This Proxy Statement and accompanying proxy (the "Proxy") and Notice of Annual Meeting were first mailed to all stockholders entitled to vote on or about July 17, 1998.

Voting

     On June 25, 1998, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were approximately 29,465,299 shares of Common Stock outstanding. No shares of the Company's preferred stock are outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

Revocability of Proxies

     Any person giving a Proxy has the power to revoke it at any time before its use. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, IMP, Inc., 2830 North First Street, San Jose, California, 95134, a notice of revocation or another signed Proxy with a later date or by attending the Annual Meeting and voting in person.

Solicitation

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Share Ownership

     The following table sets forth certain information known to the Company regarding the ownership of the Company's Common Stock as of March 29, 1998 for
(i) each director and nominee, (ii) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (iii) the executive officers named in the compensation tables, and (iv) all current directors and executive officers of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                            Number of       Percent of Total
                Name                                          Shares      Shares Outstanding(1)
                ----                                          ------      ---------------------

James Phillips Ferguson ...............................        10,000              *

Zvi Grinfas (2) .......................................       356,227            1.2%

David A. Laws (3) .....................................       101,094              *

Peter D. Olson (4) ....................................        11,667              *

Bernard V. Vonderschmitt (5) ..........................        22,000              *

Jerry DaBell (6) ......................................         9,500              *

Moiz Khambaty .........................................           --               *

Ron Laugesen ..........................................        18,000              *

All directors and executive officers as a
group (11 persons) ....................................       531,488            1.8%

----------
*    Less than one percent (1%).

(1) Percentage of beneficial ownership is calculated assuming 29,427,899 shares of Common Stock were outstanding on March 29, 1998. This percentage may include Common Stock of which such individual or entity has the right to acquire beneficial ownership within 60 days of March 29, 1998, including but not limited to the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.
     Options repriced on February 27, 1998 pursuant to the Company's option repricing program are not exercisable within a one-year period from the date of repricing and, therefore, the shares subject to such options are not considered to be beneficially owned by their holders as of March 29, 1998. See "Ten-Year Option Repricing Table."

(2) Includes 20,000 shares issuable upon exercise of options within 60 days of March 29, 1998.

(3) Shares beneficially owned by Mr. Laws are in the name of the Laws Family Trust.

(4) Includes 11,667 shares issuable upon exercise of options within 60 days of March 29, 1998.

(5) Includes 20,000 shares issuable upon exercise of options within 60 days of March 29, 1998.

(6) Shares beneficially owned by Mr. DaBell are in the name of Jerry and Christy DaBell.

================================================================================
                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS
================================================================================

     The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The Company's Bylaws provide that the authorized number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of stockholders. The authorized number of directors is currently five (5). The Board of Directors has selected five (5) nominees, all of which are currently directors of the Company. Proxies cannot be voted for a greater number of persons than five (5). Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The five (5) candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

Nominees

     Set forth below is information regarding the nominees, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they were selected as directors or nominees and their ages as of March 31, 1998.

                                                              First Year Elected
         Name                                 Age                  Director
         ----                                 ---                  --------

James Phillips Ferguson                        67                   1997
Zvi Grinfas                                    57                   1981
David A. Laws                                  56                   1996
Peter D. Olson                                 55                   1989
Bernard V. Vonderschmitt                       74                   1991


Business Experience of Directors

     Mr. Ferguson, 67, joined the Company in June 1997 as President, Chief Executive Officer and a member of the Board of Directors. He served as a consultant to the Company from December 1996 to June 1997. From 1967 to June 1997 he was a principal in Ferguson Associates, a firm providing domestic and international consulting services. In recent consulting assignments, Mr. Ferguson assumed chief executive officer or chief operating officer responsibilities with QuickLogic Corporation, Plus Logic and Paradigm
Technologies. Mr. Ferguson's prior employment included positions at Texas Instruments and Fairchild Semiconductor, and he was founder, President and Chief Executive Officer of General Microelectronics.

     Mr. Grinfas, 57, a co-founder of the Company, has been a director of the Company since its organization in January 1981. He served as Senior Vice
President for the Company, managing the Business Development Group, until December 1984. At that time he became Senior Vice President, Engineering, a position he held until May 1986, when he became Vice President, Business Development and Sales Director of Southern Europe of IMP Europe Limited. Mr. Grinfas ceased working for IMP Europe Limited in December 1988, and has been employed as a consultant since that time, including serving in the function of General Manager, Microelectronic Operations for Elron Electronics Industries, Ltd. from February 1989 through February 1990.

     Mr. Laws, 56, joined the Company in February 1995 as its Senior Vice President, Marketing and Business Development. From May 1996 until June 1997, he served as President and Chief Executive Officer and also as a director of the Company, and in June 1997 he was appointed to serve as Chairman of the Board of Directors. Prior to joining the Company, Mr. Laws was self-employed as a consultant from January 1994 to February 1995.

Mr. Laws was President and Chief Executive Officer of QuickLogic Corporation, a company engaged in the development of field programmable gate arrays, from September 1990 to January 1994. From January 1986 to September 1990, Mr. Laws was Vice President of Marketing for Altera Corporation, a supplier of programmable logic devices. Prior to working at Altera, he served in various positions at Advanced Micro Devices from May 1975 to January 1986, including as Managing Director of the PLD business unit and Vice President of Business Development.

     Mr. Olson, 55, has been a director of the Company since August 1989. Since July 1997, Mr. Olson has been Executive Vice President of MachOne Communications, Inc. From July 1994 through July 1997, Mr. Olson served as President of H3D Entertainment, Inc. Mr. Olson was a co-founder of Octel Communications Corporation ("Octel"), a telecommunications company, and served as Executive Vice President and Chief Technical Officer of Octel from 1982 to July 1994. Mr. Olson also serves on the board of directors of several private companies.

     Mr. Vonderschmitt, 74, was a co-founder of Xilinx, Inc. ("Xilinx"), a supplier of field programmable gate arrays. He served as the President of Xilinx from its inception in February 1984 to August 1994 and as its Chief Executive Officer from August 1994 to January 1996 and is currently Chairman of the board of directors of Xilinx. Mr. Vonderschmitt also serves as a director on the boards of directors of Credence Systems Corporation and Sanmina Corporation, as well as various private companies. He has been a director of the Company since February 1991.

     There are no family relationships among executive officers or directors of the Company.

Board of Directors Committees and Meetings

     During the fiscal year ended March 29, 1998, the Board of Directors held seven (7) meetings. As of March 29, 1998, the Company had four standing
Committees: an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee. On November 13, 1997, the Board of Directors created the Special Litigation Committee for the limited purpose of reviewing certain class-action lawsuits brought against the Company and certain current and former directors and officers of the Company. Such lawsuits have been dismissed and the Special Litigation Committee is no longer active.

     The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing reports of the Company's external auditors regarding the Company's accounting practices and systems of internal accounting controls. This Committee currently consists of Messrs. Grinfas, Olson and Vonderschmitt. This Committee held two (2) meetings during the last fiscal year.

     The Compensation Committee reviews and approves the Company's general compensation policies and sets compensation levels for the Company's executive officers. This Committee currently consists of Messrs. Grinfas, Olson and Vonderschmitt. This Committee held five (5) meetings during the last fiscal year and also acted by unanimous written consent one (1) time.

     The Nominating Committee is responsible for recommending nominees for members of the Company's Board of Directors. This Committee currently consists of Messrs. Laws, Olson and Vonderschmitt. This Committee held no meetings during the last fiscal year. The Nominating Committee has not instituted proceedings to consider nominees recommended by security holders, but may do so in the future.

     The Stock Option Committee has been granted separate but concurrent jurisdiction to make option grants under the Company's Discretionary Option Grant Program to individuals that are not subject to the short-swing trading restrictions under the federal securities laws. This Committee currently consists of Mr. Ferguson, but consisted of Mr. Laws until June 1997. This Committee held no meetings during the last fiscal year but acted by unanimous written consent fourteen (14) times.

     No incumbent director serving for the full fiscal year attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees of the Board on which he serves.

Directors' Compensation

     Each non-employee member of the Board of Directors receives $1,500 for each full fiscal quarter that he serves as a member of the Board of Directors, and $1,000 for each meeting he attends. Mr. Grinfas does not receive fees, but instead receives reimbursement for his travel expenses incurred in attending meetings of the Board of Directors, which totaled approximately $34,596 in fiscal 1998. In addition, non-employee members of the Board are eligible to receive options to purchase shares of the Company's Common Stock.

     Each individual newly elected or appointed as a non-employee member of the Board will be granted on such date of election or appointment an automatic option grant for 20,000 shares of Common Stock under the Company's Stock Option Plan (the "Option Plan"). Each individual who continues to serve as a non-employee Board member will receive additional automatic option grants, each for 20,000 shares of Common Stock, at successive four (4)-year intervals over his or her period of continued Board service. The first such additional grant will be made on the later of (A) the date of the 1994 Annual Stockholders Meeting or (B) the date of the Annual Stockholders Meeting held in the calendar year in which occurs the fourth anniversary of the grant date of the initial automatic option grant made to such individual, provided he or she is re-elected to the Board at that Annual Meeting. Additional automatic grants for 20,000 shares each will be made to such individual at every fourth Annual Stockholders Meeting thereafter over such individual's period of continued service as a non-employee Board member.

     Each such grant becomes exercisable for all of the shares upon the optionee's completion of six (6) months of service on the Board and becomes immediately exercisable for all of the option shares if the Company is acquired by merger, asset sale or hostile take-over. The option shares are subject to repurchase at the original exercise price if the optionee ceases Board service prior to vesting in the shares. The Board member will vest in twenty-five percent (25%) of the option shares upon completion of one (1) year of Board service, and the balance will vest in thirty-six (36) successive equal monthly installments over the optionee's continued period of Board service, subject to accelerated vesting upon the optionee's death or disability or if the Company is acquired by merger, asset sale or hostile take-over. Such options have a maximum term of ten (10) years, subject to earlier termination upon the optionee's cessation of Board service. Upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding Common Stock, each automatic option grant will be canceled, and the non-employee Board member will be entitled to a cash distribution from the Company based upon the tender-offer price.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR the nominees listed herein.

================================================================================
                                 PROPOSAL NO. 2
         APPROVAL AND RATIFICATION OF AMENDMENT TO THE STOCK OPTION PLAN
================================================================================
Introduction

     The Company's stockholders are being asked to approve an amendment to the Company's Stock Option Plan (the "Option Plan") which will increase the maximum number of shares of Common Stock authorized for issuance over the term of the Option Plan by an additional 500,000 shares The purpose of the new amendment is to assure that the Company will continue to have a sufficient reserve of Common Stock available under the Option Plan to attract and retain the services of key individuals essential to the Company's long-term growth and success. The amendment was adopted by the Board of Directors on May 13, 1998, subject to stockholder approval at the 1998 Annual Meeting.

     The following is a summary of the principal features of the Option Plan as amended, together with the applicable tax and accounting implications for the Company and the participants. However, the summary does not purport to be a complete description of all the provisions of the Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary of the Company at the Company's principal executive offices in San Jose, California.

     The Option Plan was originally adopted by the Board in October 1981 and subsequently approved by the stockholders. A restatement of the Option Plan was adopted by the Board on December 16, 1986 and approved by the stockholders on February 26, 1987. The Plan as so restated was subsequently amended on several occasions, and those amendments were approved by the Company's stockholders on August 3, 1988 and again on August 2, 1989, at which time an automatic grant program for non-employee Board members was approved. On May 13, 1992, the Plan was further restated by the Board, and the 1992 restatement was approved by the Company's stockholders at the 1992 Annual Meeting of Stockholders. On August 18, 1994, the Plan was again restated to authorize additional automatic option grants to non-employee Directors at successive four (4)-year intervals over such person's period of continued Board service. Such restatement was approved by the Company's stockholders at the 1995 Annual Meeting of Stockholders. The Option Plan was subsequently amended by the Board on May 15, 1996 and that amendment was subsequently approved by the stockholders at the 1996 Annual Meeting of Stockholders. On May 14, 1997, the Plan was amended to increase the number of shares authorized for issuance under the Plan by 750,000 shares, which amendment was approved by the Company's stockholders at the 1997 Annual Meeting of Stockholders.

Structure

     The Option Plan is divided into two separate components: the Discretionary Option Grant Program and the Automatic Option Grant Program. Under the Discretionary Option Grant Program, options may be issued to key employees (including officers and directors) and key consultants in the service of the Company (or its parent or subsidiary companies) who contribute to the management, growth and financial success of the Company. Under the Automatic Option Grant Program, non-employee Board members will receive a series of option grants over their period of continued service on the Board.

Administration

     The Compensation Committee of the Board administers the provisions of Discretionary Option Grant Program with respect to all officers and directors of the Company subject to the short-swing trading restrictions of the federal securities laws. With respect to all other participants, the Discretionary Option Grant Program may be administered by either the Compensation Committee or a committee of one or more Board members appointed by the Board or by the entire Board itself. Currently, the Compensation Committee administers the Discretionary Option Grant Program with respect to all participants. The Board has also created a Stock Option Committee that has separate but concurrent jurisdiction with the Compensation Committee to make option grants under the Discretionary Option Grant Program to individuals who are not subject to the short-swing trading restrictions of the federal securities laws. Each entity, whether the Compensation Committee or the secondary committee or the Board, will be referred to in this summary as Plan Administrator with respect to its particular administrative functions under the Discretionary Option Grant Program. Each Plan Administrator has complete discretion (subject to the provisions of the Option Plan) to authorize grants under the Discretionary Option Grant Program within the scope of its administrative jurisdiction.

     Accordingly, the Plan Administrator will have full authority to determine the eligible individuals who are to receive option grants, the time or times when the option grants are to be made, the number of shares of Common Stock subject to each such grant, the date or dates on which the option is to become exercisable, and the maximum term for which the option is to be outstanding. The Plan Administrator will also have the discretion to determine whether the granted option is to be an incentive stock option under the Federal tax laws or a nonstatutory option. In addition, the Plan Administrator will have full authority to accelerate the exercisability of one or more outstanding options at any time upon such terms and conditions as it deems appropriate.

     Option grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program, and no Plan Administrator will have any discretionary authority with respect to those option grants.

Share Reserve

     A total of 6,677,000 shares of Common Stock have been reserved for issuance over the ten-year term of the Option Plan, including the 500,000-share increase for which stockholder approval is sought under this Proposal. In no event may any one participant in the Option Plan be granted stock options or separately exercisable stock appreciation rights for more than 1,000,000 shares in the aggregate under the Option Plan. For purposes of such limitation, stock options and stock appreciation rights granted prior to July 31, 1994 will not be taken into account.

     As of March 29, 1998 approximately 3,547,000 shares of Common Stock had been issued upon the exercise of options granted under the Option Plan, 2,340,000 shares of Common Stock were subject to outstanding options under the Option Plan, and 790,000 shares of Common Stock were available for issuance under future option grants, assuming approval of this Proposal No. 2.

     Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the Option Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the Option Plan will not be available for subsequent issuance.

Eligibility

     Officers and other key employees of the Company and its parent or subsidiary corporations (whether now existing or subsequently established), key consultants in the service of the Company or such parent or subsidiary corporations and non-employee Board members (other than those serving on the Compensation Committee) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee Board members (including those serving on the Compensation Committee) will also participate in the Automatic Option Grant Program.

     As of March 29, 1998, approximately 235 employees (including eight executive officers) were eligible to participate in the Discretionary Option Grant Program, and three non-employee Board members were eligible to participate in the Automatic Option Grant Program.

Price and Exercisability

     The exercise price of shares issued under the Discretionary Option Grant Program may not be less than 85% of the fair market value per share of Common Stock on the grant date, and no option may be outstanding for more than a 10-year term. If the granted option is intended to be an incentive stock option under the Federal tax laws, the option price must not be less than 100% of the fair market value per share of Common Stock on the grant date. Options issued under the Discretionary Option Grant Program generally become exercisable in a series of installments over the optionee's period of service with the Company.

     The option price is payable in cash or in shares of Common Stock. Outstanding options may also be exercised through a cashless exercise procedure pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sales proceeds available on the settlement date, sufficient funds to cover the option price for the purchased shares plus all applicable withholding taxes. The Plan Administrator may also assist any optionee (including an officer) in the exercise of outstanding options under the Discretionary Option Grant Program by authorizing a loan from the Company or permitting the optionee to pay the option price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Plan Administrator in its sole discretion, and may include provision for forgiveness of such indebtedness in whole or in part, but in no event may the maximum credit extended to the optionee exceed the aggregate option price payable for the purchased shares (less the par value), plus any Federal and state income or employment taxes incurred in connection with the purchase.

     No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for those shares. Options are not assignable or transferable other than by will or the laws of inheritance following the optionee's death and, during the optionee's lifetime, the option may be exercised only by the optionee.

Valuation

     For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date on the Nasdaq National Market. On March 27, 1998 the fair market value per share of Common Stock was $1.343 on the basis of the closing selling price on that date.

Termination of Service

     All options granted under the Discretionary Option Grant Program must be exercised within twelve months (or such shorter period as the Plan Administrator may establish at the time of grant) after the optionee ceases for any reason to be in the employ or service of the Company or its parent or subsidiary corporations. The Plan Administrator will, however, have complete discretion to extend the period of time for which any option is to remain exercisable following the optionee's cessation of employment or service, but under no circumstances may an option be exercised after the specified expiration date of the option term. If the optionee's employment is terminated for misconduct or the optionee makes or attempts to make any unauthorized use of confidential information of the Company or its parent or subsidiary corporations, then any outstanding option held by the optionee will immediately terminate.

     Each option under the Discretionary Option Grant Program will be exercisable only to the extent of the number of shares for which that option is exercisable at the time of the optionee's cessation of employment or service, unless the Plan Administrator accelerates the exercisability of the option in whole or in part. Such acceleration may be authorized at any time while the option remains outstanding, whether before or after the optionee's actual cessation of service.

Corporate Transaction

     Each outstanding option under the Discretionary Option Grant Program will become immediately exercisable for all of the shares of Common Stock subject to such option in the event of a Corporate Transaction (as defined below), unless
(i) that option is assumed by the successor corporation (or its parent corporation) or replaced with a comparable option to purchase shares of stock of the successor corporation (or its parent corporation) or (ii) the acceleration of such option is precluded by other limitations imposed by the Plan Administrator at the time of grant. A Corporate Transaction includes one or more of the following transactions:

          a. a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

          b. the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

          c. any reverse merger in which the Company is the surviving entity, but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger.

     Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate, except to the extent assumed by the successor corporation (or its parent company).

Stock Appreciation Rights

     At the discretion of the Plan Administrator, options may be granted with stock appreciation rights. A stock appreciation right grants the holder the right to surrender all or part of an unexercised option under the Discretionary Option Grant Program in exchange for a distribution from the Company equal in amount to the excess of (i) the fair market value (on the date of surrender) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option over (ii) the aggregate option price payable for such shares. The appreciation distribution may be made, at the discretion of the Plan Administrator, either in shares of Common Stock valued at fair market value on the date of surrender, in cash or in a combination of cash and Common Stock. No surrender of an option will be effective unless it is approved by the Plan Administrator.

     One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Discretionary Grant Program. Any option with such a limited stock appreciation right in effect for at least six months will automatically be canceled upon the occurrence of a Hostile Take-Over, and the optionee will in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the number of shares of Common Stock in which the optionee is at the time vested under the canceled option over (ii) the aggregate exercise price payable for such vested shares. Neither the Plan Administrator's approval nor the Board's consent will be required in connection with such cancellation and cash distribution.

     For  purposes  of  such  option  cancellation  provisions,   the  following
definitions are in effect under the Option Plan:

          1. Hostile Take-Over means the acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept, provided at least 50% of the securities so acquired in such tender or exchange offer are obtained from holders other than the officers and directors of the Company.

          2. Take-Over Price means the greater of (A) the fair market value of the shares subject to the canceled option, measured on the cancellation date in accordance with the valuation provisions of the Option Plan described above or (B) the highest reported price per share paid in effecting the Hostile Take-Over.

     The acceleration of options in the event of a Corporate Transaction and the cash-out of options upon a Hostile Take-Over may be seen as anti-takeover provisions and may have the effect of discouraging a merger proposal, takeover attempt or other effort to gain control of the Company.

Cancellation and New Grant of Options

     The Plan Administrator has the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant in substitution therefor new options covering the same or different numbers of shares of Common Stock but having an exercise price per share not less than 85% of the fair market value per share of Common Stock on the new grant date (or 100% of fair market value if the new option is to be an incentive stock option).

Automatic Option Grant Program

     Under the Automatic Option Grant Program, option grants have been made to the current non-employee Board members, and option grants will be made to individuals who join the Board as non-employee Board members in the future. These special grants are summarized as follows:

          1. Each individual who was serving as a non-employee Board member at the time of the 1989 Annual Meeting was automatically granted on such date a nonstatutory stock option to purchase 20,000 shares of Common Stock at the fair market value of the Common Stock on such date.

          2. Each individual who first becomes a non-employee Board member at any time after the 1989 Annual Meeting, whether through election by the stockholders or appointment by the Board, will be automatically granted, at the time of such initial election or appointment, a nonstatutory stock option to purchase 20,000 shares of Common Stock.

          3. Each individual who continues to serve as a non-employee Board member will receive additional automatic option grants, each for 20,000 shares of Common Stock, at successive four (4)-year intervals over his or her period of continued Board service. The first such additional grant will be made upon the later of (A) the date of the 1994 Annual Stockholders
     Meeting or (B) the date of the Annual Stockholders Meeting held in the calendar year in which occurs the fourth anniversary of the grant date of the initial automatic option grant made to such individual, provided he or she is re-elected to the Board at that Annual Meeting. Additional automatic grants for 20,000 shares each will be made to such individual at every fourth Annual Stockholders Meeting thereafter over such individual's continued period of service as a non-employee Board member.

     Each option grant under the Automatic Option Grant Program is subject to the following terms and conditions:

          - The option price per share will be equal to 100% of the fair market value per share of Common Stock on the automatic grant date, and each option is to have a maximum term of ten years measured from the grant date.

          - Each automatic option grant will become exercisable for the option shares six months after the grant date, provided the optionee continues as a member of the Board.

          - Shares purchased under the automatic option grant will be subject to repurchase by the Company, at the option price paid per share, in the event the optionee should cease to be a Board member prior to vesting in those shares. The option shares will vest in a series of installments over the optionee's period of Board service as follows: 25% of the option shares will vest upon optionee's completion of one year of Board service measured from the automatic grant date, and the balance of the option shares will vest in a series of 36 successive equal monthly installments upon the optionee's completion of each additional month of Board service thereafter. Full and immediate vesting of the option shares will occur upon the optionee's death or permanent disability while a Board member.

          - Each automatic option will remain exercisable for a six-month period following the optionee's termination of service as a Board member for any reason other than death. Should the optionee die while serving as a Board member or during the six-month period following his or her cessation of Board service, then such option will remain exercisable for a 12-month period following such optionee's death and may be exercised by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) in which the optionee is vested at the time of his or her cessation of Board service.

          - The option will become immediately exercisable for all of the shares of Common Stock at the time subject to such option in the event of a Corporate Transaction (see "Corporate Transaction" above). Immediately following the consummation of the Corporate Transaction, the option will terminate, except to the extent assumed by the successor corporation (or its parent company).

          - The option will become immediately exercisable for all of the shares of Common Stock at the time subject to such option in the event of a Change in Control. A Change in Control will be deemed to occur under the Option Plan in the event:

               (A) any person or related group of persons (other than the Company or any affiliate) acquires beneficial ownership of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept; or

               (B) there is a change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the Board members cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who are either (i) Board members who have served continuously during such period (continuing Board members) or (ii) Board members who were elected or nominated during such period by continuing Board members.

          - Each automatic option in effect for at least six months will automatically be canceled upon the occurrence of a Hostile Take-Over (see "Stock Appreciation Rights" above), and the optionee will in return be entitled to a cash distribution from the Company in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to the canceled option (whether or not the option is otherwise at the time exercisable for such shares) over (B) the aggregate exercise price payable for such shares.

          - The remaining terms and conditions of the option grants under the Automatic Option Grant Program will in general conform to the terms described above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

Excess Grants

     The Option Plan permits the grant of options to purchase shares of the Company's Common Stock in excess of the number of shares then available for issuance under the Option Plan. Any option so granted cannot be exercised prior to stockholder approval of an amendment increasing the number of shares available for issuance under the Option Plan.

Changes in Capitalization

     In the event any change is made to the Common Stock issuable under the Option Plan by reason of (A) a Corporate Transaction or (B) any stock split, stock dividend, combination of shares, recapitalization or other similar change in the corporate structure of the Company effected without receipt of consideration, then unless such change results in the termination of all outstanding options pursuant to the Corporate Transaction provisions of the Option Plan, appropriate adjustments will be made to (i) the maximum number and/or class of securities available for issuance under the Option Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options and separately exercisable stock appreciation rights under the Option Plan, (iii) the number and/or class of securities and price per share in effect under each outstanding option under the Discretionary Option Grant Program, (iv) the number and/or class of securities per non-employee Board member for which automatic option grants are subsequently to be made under the Automatic Option Grant Program, and (v) the number and/or class of securities and price per share of the Common Stock in effect under each automatic grant outstanding under the Automatic Option Grant Program. The purpose of such adjustments to the outstanding options is to preclude the enlargement or dilution of rights and benefits under such options.

Stock Options

     The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the Option Plan during the last fiscal year, including options granted pursuant to option repricings in fiscal year 1998 (see "Ten-Year Option Repricing Table"), together with the weighted average exercise price payable per share.

=========================================================================================================
                                                               Number of Option         Weighted Average
                       Name and Position                            Shares             Exercise Price ($)
---------------------------------------------------------------------------------------------------------
James Phillips Ferguson,                                            250,000                    1.16
President and Chief Executive Officer(1)
---------------------------------------------------------------------------------------------------------
David A. Laws,                                                      100,000                    1.16
Chairman of the Board(2)
---------------------------------------------------------------------------------------------------------
Jerry DaBell,                                                       110,000                    1.16
Senior Vice President Design Engineering
---------------------------------------------------------------------------------------------------------
Moiz Khambaty,                                                      130,000                    1.16
Vice President Technology
---------------------------------------------------------------------------------------------------------
Ron Laugesen,                                                       104,900                    1.16
Vice President Product and Test Engineering
---------------------------------------------------------------------------------------------------------
All current executive officers as a group (8 persons)             1,209,352                    1.16
---------------------------------------------------------------------------------------------------------
Zvi Grinfas, Director                                                     0                       0
---------------------------------------------------------------------------------------------------------
Peter D. Olson, Director                                                  0                       0
---------------------------------------------------------------------------------------------------------
Bernard V. Vonderschmitt, Director                                        0                       0
---------------------------------------------------------------------------------------------------------
All directors (other than executive officers) as a group                  0                       0
(3 persons)
---------------------------------------------------------------------------------------------------------
All employees, including current officers who are not executive   2,342,984                    1.37
officers, as a group (235 persons)
=========================================================================================================

----------
(1) Mr. Ferguson joined the Company as President, Chief Executive Officer and a member of the Board of Directors on June 19, 1997.

(2) Mr. Laws served as President and Chief Executive Officer from May 15, 1996 until June 19, 1997.

Amendment and Termination of the Plan

     The Board may amend or modify the Option Plan in any or all respects whatsoever. However, the Board will not, without stockholder approval, increase the maximum number of shares available for issuance under the Option Plan except in the event of certain changes to the Company's capitalization, and certain other amendments may require stockholder approval pursuant to applicable laws or regulations.

     The Board may terminate the Option Plan at any time, but in all events the Option Plan will terminate upon the earlier of August 16, 2005 or the date all shares available for issuance under the Option Plan are issued or canceled pursuant to the exercise or surrender of options granted under the Option Plan. Any options outstanding at the time of the termination of the Option Plan will remain in force in accordance with the provisions of the instruments evidencing such grants.

Federal Income Tax Consequences

Option Grants

     Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

Deductibility of Executive Compensation

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Accounting Treatment

     Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any charge to the Company's earnings, but the Company must disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

     Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to the Company's earnings.

Recommendation of the Board of Directors

     The affirmative vote of a majority of the shares present or represented at the 1998 Meeting and entitled to vote on Proposal No. 2 is required for approval of the amendment to the Option Plan. The Board of Directors believes that the amendment to the Option Plan is necessary in order to continue to provide equity incentives to attract and retain the services of key employees, consultants and non-employee Board members. For this reason, the Board of Directors recommends that the stockholders vote FOR this Proposal No. 2

     Should such stockholder approval not be obtained, then the 500,000-share increase to the share reserve will not be implemented, and the Option Plan will terminate as to future issuances once the existing share reserve as last approved by the stockholders has been issued.

New Plan Benefits

     There have been no option grants made on the basis of the 500,000 shares increase which forms part of the amendment to the Option Plan for which stockholder approval is sought under this Proposal No. 2.

================================================================================
                                 PROPOSAL NO. 3
                      RATIFICATION OF INDEPENDENT AUDITORS
================================================================================

     The Company is asking the stockholders to ratify the selection of Price Waterhouse as the Company's independent auditors for the fiscal year ending March 28, 1999. The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting will be required to ratify the selection of Price Waterhouse.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

     Price Waterhouse has audited the Company's financial statements annually beginning with the fiscal year ended March 27, 1994. Its representatives are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation of Board of Directors

     The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Price Waterhouse to serve as the Company's independent auditors for the fiscal year ending March 28, 1999.


================================================================================
                             ADDITIONAL INFORMATION
================================================================================

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended March 29, 1998 were met in a timely manner by its executive officers, Board members and greater than ten percent (10%) stockholders, except as follows: The Laws Family Trust, of whose shares David Laws is a beneficial owner, acquired 1,000 shares of the Company's Common Stock in September 1997 and 1,000 shares of the Company's Common Stock in March 1998. Mr. Laws filed a Form 5 related to such transactions in June 1998. Ron Laugesen purchased 9,000 shares of the Company's Common Stock in November 1997 and filed a Form 4 related to such transaction in February 1998.

================================================================================
                 EXECUTIVE COMPENSATION AND RELATED INFORMATION
================================================================================

Compensation Committee Report

     It is the duty of the Compensation Committee of the Company's Board of Directors to set the base salary of executive officers and to administer the Option Plan and the Employee Stock Purchase Plan (the "Purchase Plan") under which grants may be made to such officers and other key employees. In addition, the Compensation Committee approves the individual bonus programs for executive officers each fiscal year and the base salaries of the Company's executive officers.

     For the 1998 fiscal year, the Committee established the compensation payable to Mr. Ferguson and Mr. Laws, each of whom served as President and Chief Executive Officer. Mr. Laws resigned on June 19, 1997 and was succeeded by Mr. Ferguson as President and Chief Executive Officer effective as of that date. The Committee also established the compensation payable to the Company's other executive officers.

     GENERAL COMPENSATION POLICY. Each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and Company performance and is designed generally to be competitive with salary levels in the industry, (ii) annual bonus awards payable in cash and tied to the Company's achievement of performance goals, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     FACTORS. The primary factors which were considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year are summarized below. The Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

   * Base Salary. The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions with the Company's principal competitors, and internal comparability standards, however, the Committee does not take into account any specific salary surveys in setting the base salary levels for the Company's executive officers. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that the Company would use in a comparison for shareholder returns. Therefore, the compensation comparison group is not necessarily the same as the industry group index in the Performance Graph below.

   * Annual Incentive Compensation. Targeted annual bonuses, set as a targeted percentage of salary based on position, are earned by each executive officer on the basis of the Company's achievement of certain sales and profitability goals established by the Committee at the start of the fiscal year. Actual awards are subject to decrease or increase on the basis of the Company's performance and at the discretion of the Chief Executive Officer. For fiscal year 1998, the Compensation Committee established the following performance goals: (i) sales must exceed $50 million, (ii) sales and earnings must increase each fiscal quarter and (iii) the Company must report a net profit in the fourth quarter. Upon successful completion of each of these goals, the Company would pay each executive officer a bonus equal to 25% of his or her base salary. These goals were not met, and accordingly, the Company's executive officers were not paid bonuses under the Company's annual incentive bonus program for fiscal year 1998. See the "Summary Compensation Table" for a description of how certain executive officers were paid additional compensation other than through the annual incentive bonus program.

   * Long-Term Incentive Compensation. The Committee periodically approves grants of stock options under the Option Plan to the Company's executive officers. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. During the 1993 fiscal year, the Committee approved an evergreen program under the Option Plan designed to provide for the annual grant of options to ensure that top performing employees, including executive officers, have a significant equity stake in the Company. The program takes into account the individual's option holdings, as well as direct stock holdings, at the time annual awards are made. The size of the option grant to each executive officer, generally is set to achieve a potential percentage ownership stake in the Company that the Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility and promotion over the option term and the individual's personal performance in recent periods. Each such factor is given equal weight. Option grants to executive officers in fiscal year 1998 are set forth in the subsection titled Stock Options under Proposal No. 2 and under "Stock Option Grants in 1998."

     CEO COMPENSATION. On June 19, 1997, the date on which the Board of Directors appointed James Philips Ferguson to the position of President and Chief Executive Officer, the Compensation Committee set Mr. Ferguson's base salary at $190,000 per year with a potential bonus of 40% of such base salary if certain sales and earnings goals of the Company were met. These goals were not met, and accordingly, Mr. Ferguson was not paid an incentive bonus for fiscal year 1998. In addition, Mr. Ferguson was granted options to purchase an aggregate of 250,000 shares of the Company's Common Stock in fiscal year 1998 as more fully described under "Stock Option Grants in 1998."

     David Laws, who served as the Company's President Chief Executive Officer from May 15, 1995 through June 19, 1997, earned a base salary of $185,000 per year through the June 19, 1997. In addition, Mr. Laws was paid a retention bonus of $250,000 in fiscal year 1998.

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries except as follows: Mr. Grinfas was a co-founder of the Company and served as Senior Vice President for the Company, managing the Business Development Group, until December 1984. At that time he became Senior Vice President, Engineering, a position he held until May 1986, when he became Vice President, Business Development and Sales Director of Southern Europe of IMP Europe Limited, at the time a subsidiary of the Company. Mr. Grinfas ceased working for IMP Europe Limited in December 1988.

   * Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, and the Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1998 will exceed that limit. The Company's Option Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

                             Compensation Committee

                             Zvi Grinfas
                             Peter D. Olson
                             Bernard V. Vonderschmitt

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and the four other most highly-compensated executive officers of the Company ("Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for each of the last three (3) fiscal years:

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation
===========================================================================================================
                                                                         Long Term
                                                                         Securities
                                                                         Underlying             Other
Name and Position                   Year   Salary($)(1)    Bonus($)       Options        Compensation($)(2)
===========================================================================================================
James Philips Ferguson              1998      148,439            --        250,000              7,980
President and Chief Executive       1997           --            --             --                 --
Officer(3)                          1996           --            --             --                 --
-----------------------------------------------------------------------------------------------------------

David A. Laws,                      1998      181,808       250,000             --              3,600
Chairman of the Board(4)            1997      185,985        40,000        245,835              3,600
                                    1996      166,624             0        295,834              2,628
-----------------------------------------------------------------------------------------------------------
Jerry DaBell                        1998      155,855             0         65,000              2,804(5)
Senior Vice President, Design       1997      145,848        22,915              0              2,304
Engineering                         1996      152,588        10,575              0              1,620
-----------------------------------------------------------------------------------------------------------
Moiz Khambaty                       1998      155,065             0         70,000              5,616
Vice President Technology           1997      138,386        21,000              0              5,616
                                    1996      138,638        10,500              0              5,616
-----------------------------------------------------------------------------------------------------------
Ron Laugesen                        1998      125,102        28,750(6)      74,900              3,600
Vice President Product and Test     1997           --            --             --                 --
Engineering                         1996           --            --             --                 --
-----------------------------------------------------------------------------------------------------------

----------
(1) Salary includes amounts deferred pursuant to the Company's 401(k) plan. The amounts shown under the Bonus column include cash bonuses earned for the indicated fiscal years.

(2) Includes the premium paid on behalf of each executive officer for supplemental life insurance plus any other amount as indicated for each individual.

(3) Mr. Ferguson was appointed to the position of President and Chief Executive Officer on June 19, 1997. Mr. Ferguson's annual base salary is $190,000 per year and he is eligible to receive a performance bonus of up to 40% of this amount.

(4) Mr. Laws served as President and Chief Executive Officer from May 15, 1996 until June 19, 1997 and was paid a retention bonus of $250,000 in 1998.

(5)  Includes a $500 reimbursement for tax preparation.

(6) Mr. Laugesen was promoted to Vice President, Product and Test Engineering on August 20, 1998. The bonus paid to Mr. Laugesen represents a retention incentive payment prior to his promotion to Vice President Product and Test Engineering.


                           STOCK OPTION GRANTS IN 1998

     The following table sets forth information for the executive officers named in the Summary Compensation Table with respect to grants of options to purchase Common Stock of the Company made in fiscal-year 1998 and the value of all options held by such executive officers on March 29, 1998. The following table does not include options repriced and reissued pursuant to the fiscal-year 1998 option repricing program. See "Ten-Year Option Repricing Table."

                                                    Individual Grants
                                 --------------------------------------------------------   Potential Realizable
                                  Number of                                                   Value at Assumed
                                  Securities      Percent of                                   Annual Rates of
                                  Underlying    Total Options                                    Stock Price
                                   Options        Granted to     Exercise                     Appreciation for
                                   Granted       Employees in      Price      Expiration       Option Term (2)
                                                                                           ------------------------
Name                               (Shares)     Fiscal Year(1)  (Per Share)      Date        5% ($)      10% ($)
                                 -------------  --------------- ------------  -----------  ----------- ------------

James Philips Ferguson........     100,000           7%             $1.94      6/19/07       $122,006     $309,186
                                   150,000          10%             $1.44      9/22/07       $135,841     $344,248
David A. Laws.................          --          --              --           --            --            --
Jerry DaBell..................      45,000           3%             $1.44      9/22/07        $40,752     $103,275
                                    20,000           1%             $1.29      2/10/08        $16,225      $41,119
Moiz Khambaty.................      50,000           3%             $1.44      9/22/07        $45,280     $114,749
                                    20,000           1%             $1.29      2/10/08        $16,225      $41,119
Ron Laugesen..................      10,000           1%             $1.94      6/19/07        $12,201      $30,919
                                    44,900           3%             $1.94      9/22/07        $54,780     $138,825
                                    20,000           1%             $1.29      2/10/08        $16,225      $41,119

----------
(1) The Company granted options to employees to purchase an aggregate of 1,430,300 shares of Common Stock during fiscal year 1998, exclusive of options granted pursuant to option repricings in fiscal year 1998. See "Ten-Year Option Repricing Table."

(2) Potential realizable values are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual realized gains, if any, on stock option exercises are dependent on future performance of the Company's Common Stock, as well as the optionee's continued employment through the vesting period.

Option Exercises and Holdings

     The table below sets forth information concerning the exercise of stock options during the 1998 fiscal year by the Named Executive Officers and the unexercised options held as of the end of the 1998 fiscal year by such individuals. For purposes of the latter calculation, the fiscal year-end market value of the shares is deemed to be $1.343, the closing sale price of the Company's Common Stock as reported on the National Association of Securities Dealers Automated Quotations System on Friday, March 27, 1998. No stock appreciation rights were exercised by the Named Executive Officers during the 1998 fiscal year, and no stock appreciation rights were held by those individuals at the end of such year.

=====================================================================================================================
                                     Number of                                                  Value of
                                      Shares                       Number of                    Unexercised
                                     Acquired                     Unexercised                  In-the-Money
                                        on         Value           Options at                   Options at
                                     Exercise    Realized            FY-End                   FY-End ($1.343)
---------------------------------------------------------------------------------------------------------------------
Name                                                       Exercisable   Unexercisable  Exercisable   Unexercisable
=====================================================================================================================
James Philips Ferguson (1)              --          --           --         250,000             --       $45,750
---------------------------------------------------------------------------------------------------------------------

David A. Laws (2)                       --          --           --         100,000             --        18,000
---------------------------------------------------------------------------------------------------------------------
Jerry DaBell                            --          --           --         110,000             --        19,800
---------------------------------------------------------------------------------------------------------------------
Moiz Khambaty                           --          --           --         100,000             --        18,000
---------------------------------------------------------------------------------------------------------------------
Ron Laugesen                            --          --           --         104,900             --        18,882
=====================================================================================================================

----------
(1) Mr. Ferguson was appointed President and Chief Executive Officer on June 19, 1997.

(2) Mr. Laws served as President and Chief Executive Officer of the Company from May 15, 1996 until June 19, 1997, at which time he was succeeded by James Phillips Ferguson.

                         TEN-YEAR OPTION REPRICING TABLE

     The Company permitted certain holders of options to purchase the Company's Common Stock to reprice their options on September 22, 1997 and again on February 27, 1998. On September 22, 1997, the Company permitted employees, excluding executive officers named in the Summary Compensation Table, to cancel outstanding options that had been granted under the Company's Stock Option Plan but that had not yet been exercised and that had an exercise price in excess of the then-current fair market value of the Company's Common Stock and replace them with new options for an equal number of shares with an exercise price equal to $1.44 per share, the fair market value on September 22, 1997. These repriced options were subsequently repriced on February 27, 1998.

     On February 27, 1998, the Company permitted employees, including executive officers named in the Summary Compensation Table, to cancel outstanding options that had been granted under the Company's Stock Option Plan but that had not yet been exercised and that had an exercise price in excess of the then-current fair market value of the Company's Common Stock (including the options that were repriced on September 22, 1997) and replace them with new options for an equal number of shares with an exercise price equal to $1.16 per share, the fair market value on February 27, 1998. Each repriced option granted is not exercisable until February 27, 1999 at which time each option will become vested and exercisable as to the number of shares subject to the canceled options that were vested as of February 27, 1998; thereafter, the vesting schedules under the original option agreement continues as to the unvested shares. In accordance with the regulations promulgated by the Securities and Exchange Commission, such repricing requires the Company to disclose all repricings of the Company's options held by its executive officers that have occurred during the last ten completed years (exclusive of years prior to the year in which the Company became a reporting company under the Exchange Act), in the format set forth below:

                                                                                                    Length of
                                     Number Shares       Market                                  Original Option
                                       of Common        Price of      Exercise                   Term Remaining at
                         Date of         Stock          Stock at      Price at         New             Date
        Name             Pricing       Underlying       Time of        Time of      Exercise      of Repricing
                                    Options Repriced   Repricing      Repricing       Price         (in months)
---------------------  ------------ ----------------- -------------  ------------ ------------  -------------------

James Philips            2/27/98         100,000           $1.16        $1.94         $1.16               40
Ferguson
                         2/27/98         150,000            1.16         1.44          1.16               43

David A. Laws            2/27/98         100,000            1.16         1.50          1.16               12

Jerry DaBell             2/27/98          20,000            1.16         1.29          1.16               47
                         2/27/98          45,000            1.16         1.44          1.16               43
                         9/22/97          45,000            1.44         2.57          1.44               40
                         2/13/91          60,000             .81         3.00           .81               27

Moiz Khambaty            2/27/98          20,000            1.16         1.29          1.16               47
                         2/27/98          30,000            1.16         1.38          1.16               35
                         2/27/98          50,000            1.16         1.44          1.16               31
                         9/22/97          30,000            1.44         2.57          1.44               40
                         2/13/91          17,500             .81         3.00           .81               --
                         2/13/91          18,400             .81         4.25           .81               --

Ron Laugesen             2/27/98          20,000            1.16         1.29          1.16               48
                         2/27/98          44,900            1.16         1.44          1.16               43
                         2/27/98          10,000            1.16         1.94          1.16               16
                         2/27/98          20,000            1.16         2.57          1.16               34
                         2/27/98          10,000            1.16         5.94          1.16               18
                         2/13/91           7,500             .81         1.625          .81               26

                                                                                                    Length of
                                     Number Shares       Market                                  Original Option
                                       of Common        Price of      Exercise                   Term Remaining at
                         Date of         Stock          Stock at      Price at         New             Date
        Name             Pricing       Underlying       Time of        Time of      Exercise      of Repricing
                                    Options Repriced   Repricing      Repricing       Price         (in months)
---------------------  ------------ ----------------- -------------  ------------ ------------  -------------------
George Rassam            2/27/98          80,002            1.16         1.44          1.16               36
                         2/27/98          20,000            1.16         1.29          1.16               48
                         2/13/91          10,100             .81         4.25           .81                2
                         2/13/91           2,564             .81         2.625          .81                6

Taraim Batra             2/27/98          63,200            1.16         1.44          1.16               43
                         2/27/98          20,000            1.16         1.29          1.16               48
                         2/27/98          11,250            1.16         1.85          1.16               15
                         2/27/98          30,000            1.16         2.57          1.16               36

Barry Wiley              2/27/98          75,000            1.16         1.60          1.16               41
                         2/27/98          25,000            1.16         1.44          1.16               43
                         2/27/98          20,000            1.16         1.29          1.16               48

Barry Carrington (1)     2/13/91             902             .81         3.00           .81               --
                         2/13/91          53,798             .81         3.00           .81               --
                         2/13/91          94,000             .81         4.25           .81               --
                         2/13/91         146,202             .81         3.60           .81               --
                         2/13/91         141,300             .81         4.25           .81               --

Charles Isherwood (2)    2/15/91         100,000             .81        .4.25           .81               --


----------

(1)  Mr.  Carrington  served as the Company's  Chief  Executive  Officer through
     1996.

(2)  Mr. Isherwood served as the Company's Chief Financial Officer through 1996.


Employment Contracts and Termination of Employment Agreements

     Except as indicated below, none of the Company's executive officers have employment contracts or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

     By letter agreement between the Company and David Laws dated December 10, 1996, the Company confirmed, among other things, a retention bonus of $250,000 payable to Mr. Laws in fiscal year 1998. See also "Certain Relationships and Related Transactions" for a description of a terminated contract for services between the Company and James Phillips Ferguson.

Stock Performance Graph

     The graph depicted below shows the Company's stock price as an index for the last five-year period, assuming $100 invested on March 31, 1993 and the reinvestment of dividends. Also depicted are the composite prices of companies listed on the Nasdaq National Market Index and the Nasdaq Index of Electronic Equipment Manufacturers--comprised of companies primarily engaged in the manufacture of electronic components and accessories--also assuming $100 invested on March 31, 1993. This information has been provided to the Company by Media General Financial Services.


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]


                                   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURNS

                                           3/31/93       3/31/94      3/31/95      3/31/96     3/29/97   3/31/98
----------------------------------------------------------------------------------------------------------------
IMP, Inc.                                   $100             $78         $78        $311         $92        $65
Nasdaq                                      $100            $116        $123        $165        $185       $279
Nasdaq Electronic Equipment                 $100            $133        $157        $186        $266       $309
Manufacturers
----------------------------------------------------------------------------------------------------------------

     This Section is not "Soliciting Material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Certain Relationships and Related Transactions

     On December 9, 1996, the Company entered into a contract for services with James Phillips Ferguson pursuant to which Mr. Ferguson agreed to render services to the Company as its Chief Operating Officer in exchange for the payment of fees specified in the contract. The Company paid an aggregate of $130,000 to Mr. Ferguson pursuant to such contract through its termination on June 19, 1997.

     During fiscal 1998, the Company billed H3D Entertainment, Inc. $50,000 for shipments of component parts for integrated circuits. Peter D. Olson, a member of the Company's Board of Directors, is the principal stockholder, Chief Executive Officer and a member of the Board of Directors of H3D Entertainment, Inc.


STOCKHOLDER PROPOSALS FOR 1999 PROXY STATEMENT

     Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 1999 must be received by the Company no later than March 19, 1999 in order to be included in the proxy statement and related proxy materials.

FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, IMP, INC., MS 200/JE, 2830 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134.

OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           George Rassam
                                           Secretary and Chief Financial Officer


Dated:   July 17, 1998